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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gaylord Entertainment Company for the registration of $500,000,000 of securities and to the incorporation by reference therein of our reports (a) dated September 15, 2003 (except for Notes 21 and 23, as to which the date is November 20, 2003), with respect to the consolidated financial statements of Gaylord Entertainment Company included in its Current Report on Form 8-K filed on January 9, 2004 with the Securities and Exchange Commission, and (b) dated February 5, 2003, with respect to certain financial statement schedules included in Gaylord Entertainment Company's Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


Nashville, Tennessee
January 7, 2004